UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED: June 13, 2012

GULFMARK OFFSHORE, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-33607

(Commission File Number)

76-0526032

(I.R.S. Employer Identification No.)

10111 Richmond Avenue, Suite 340, Houston, Texas	77042
(Address of principal executive offices)	(Zip Code)

(713) 963-9522

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

GulfMark Offshore, Inc. (the “Company”) hereby amends its Current Report on Form 8-K filed on June 19, 2012 (the “Original Report”) to disclose the salary arrangement with respect to the appointment of Mr. David B. Rosenwasser as the Company’s Executive Vice President and Chief Operating Officer. This Current Report on Form 8-K/A amends the Original Report solely for the purpose of disclosing the salary arrangement with respect to the appointment of Mr. Rosenwasser. The remainder of the Original Report is unchanged.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

As approved by the Compensation Committee of the Board of Directors of the Company, Mr. Rosenwasser will receive an annual base salary of $325,000 commencing as of the date of his appointment as the Company’s Executive Vice President and Chief Operating Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GULFMARK OFFSHORE, INC.
(Company)

/s/ Quintin V. Kneen
Quintin V. Kneen
Executive Vice President & Chief Financial Officer

DATE: July 23, 2012